Exhibit 10.2

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL

April 27, 2011

Mr.Carmine Renzulli

Representative Director

Nihon Spansion Trading Limited

1-14, Nisshin-cho, Kawasaki-ku

Kawasaki,

Kanagawa, 210-0024, Japan

RE: Flash Foundry

Dear Sir,

Reference is made to the Amended and Restated Foundry Agreement entered into as of September 28, 2006, and as amended effective June 19, 2008, and as amended a second time effective December 31, 2008, and as amended a third time effective June 15, 2009, and as amended a fourth time effective May 24, 2010, and as amended a fifth time effective January 1, 2011, and as amended a sixth time effective April 1, 2011 (the “Agreement”), by and among Spansion Inc., a Delaware corporation, Spansion Technology LLC, a Delaware limited liability company, and Spansion LLC, a Delaware limited liability company, solely in their capacities as guarantors of Spansion’s obligations under the Agreement, Spansion Japan Limited, a Japanese corporation, and assigned by Spansion Japan Limited to Nihon Spansion Limited, effective May 24, 2010, and assigned by Nihon Spansion Limited to Nihon Spansion Trading Limited (“PSKK”), effective December 27, 2010, and Fujitsu Limited, a Japanese corporation, and assigned by Fujitsu Limited to Fujitsu Semiconductor Limited, formerly named Fujitsu Microelectronics Limited, a Japanese corporation (“FSL”), effective March 21, 2008.

This letter shall confirm and evidence the agreement between the parties with respect to Wafer purchases by PSKK from FSL in 2011 under the Agreement.

1.

FSL was not able to make available manufacturing capacity sufficient for PSKK to satisfy the Subsequent Period Commitment specified in Exhibit K of the Agreement for the first Quarter of 2011 due to the natural disasters that occurred in Japan on

March 11, 2011, and the subsequent inevitable events. As a result, FSL shipped and PSKK purchased [*] Wafers instead of the agreed 12,000 Wafers of the Subsequent Period Commitment for the first Quarter of 2011.

2.	FSL cannot commit itself to recover from the above circumstances to a level of satisfying PSKK with an enough manufacturing capacity for the second Quarter of 2011, though FSL is making continuous efforts to clear several hurdles to ship 12,000 Wafers per quarter in the third and fourth Quarters of 2011 in order for PSKK to satisfy the Subsequent Period Commitment.

3.	The parties agree that these situations in 1 and 2 above constitute a force majeure event pursuant to Section 17 ‘Force Majeure’ of the Agreement, and therefore both PSKK and FSL are excused from the Subsequent Period Commitment specified in Exhibit K of the Agreement for the first and second Quarters of 2011.

4.	Accordingly, during the first and second Quarters of 2011, PSKK shall pay for actual Wafers manufactured by FSL at the agreed Price per Wafer of 56,000 Yen.

5.	Capitalized terms used herein shall have the same meaning as those set forth in the Agreement.

Please acknowledge receipt and indicate acceptance of this letter by signing where indicated on the space below and returning a fully signed copy to FSL.

Sincerely,

/s/ Makoto Goto

Makoto Goto
CFO and CSO
Fujitsu Semiconductor Limited

ACCEPTED AND AGREED TO,

Nihon Spansion Trading Limited

By:	/s/ Carmine Renzulli

Title:

Date:	4/29/11

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Spansion Inc.

By:	/s/ Randy W. Furr

Title:	Executive Vice President & CFO

Date:	4/29/2011

Spansion Technology LLC

By:	/s/ Randy W. Furr

Title:	Executive Vice President & CFO

Date:	4/29/2011

Spansion LLC

By:	/s/ Randy W. Furr

Title:	Executive Vice President & CFO

Date:	4/29/2011

3

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.